Exhibit 99.3

Banc of California, Inc. to Acquire Pacific Mercantile Bancorp,

Creating a $9.5 Billion Business Banking Franchise in Southern California

Highlights of the Announced Transaction:

•	Attractive economics with 12.9% EPS accretion in 2022 and 2.3 year tangible book value earnback period

•	Complementary commercial banking business models with opportunity to expand relationships with Southern California clients

•	Increases noninterest-bearing deposits from 26% to 30% of total deposits

•	100% overlap with all acquired branches within two miles of existing BANC branches

Santa Ana, Calif., March 22, 2021 – Banc of California, Inc. (NYSE: BANC) (the “Company”, “Banc of California”, “we”, “us” or “our”), the holding company of Banc of California, N.A., and Pacific Mercantile Bancorp (NASDAQ: PMBC) (“Pacific Mercantile”), the holding company of Pacific Mercantile Bank, today announced they have entered into a definitive agreement and plan of merger under which Pacific Mercantile will merge into Banc of California in an all-stock transaction valued at approximately $235 million, or $9.77 per share, based on the closing price for Banc of California’s common stock of $19.54 as of March 22, 2021. Banc of California expects the transaction to be 12.9% accretive to EPS in 2022 with a 2.3 year earnback period to tangible book value per share based on a conservative and achievable cost savings estimate of approximately 35%.

Pacific Mercantile Bancorp is a commercial bank headquartered in Costa Mesa, California with $1.6 billion in total assets, $1.2 billion in gross loans, and $1.4 billion in total deposits as of December 31, 2020. Pacific Mercantile had $229.7 million in Paycheck Protection loans outstanding at December 31, 2020. Pacific Mercantile operates seven banking offices, including three full service branches, located throughout Southern California. The transaction will increase Banc of California’s total assets to approximately $9.5 billion on a pro forma basis as of December 31, 2020.

Jared Wolff, President and Chief Executive Officer of Banc of California, commented, “We are excited to welcome Pacific Mercantile’s clients and colleagues into our banking family. Pacific Mercantile’s talented team has built an attractive roster of operating company clients, and we look forward to serving them with high-touch relationship banking.”

“Pacific Mercantile is a strong strategic fit for Banc of California,” continued Mr. Wolff. “Their size, business focus, and deposit profile perfectly align with our existing operations and will accelerate our growth and operating scale in key markets. Our similar market footprint, corporate cultures, and commitment to helping our clients succeed should lead to a smooth and successful transaction and integration. We believe the compelling economics of the transaction will deliver value for both Banc of California and Pacific Mercantile shareholders.”

Pacific Mercantile President and Chief Executive Officer Brad R. Dinsmore added, “Banc of California is a great merger partner for Pacific Mercantile given our shared focus on business and relationship banking. Like Pacific Mercantile, Banc of California has become an attractive choice for small- and middle-market operating companies with a strong emphasis on service and solutions. Our customers will benefit from the greater range of services, capital and resources the combined company will be able to offer, while they receive the same high quality, personalized service they have always enjoyed.”

Transaction Details

Under the terms of the definitive agreement, which was approved by the Board of Directors of both companies, holders of Pacific Mercantile common stock will receive 0.5 shares of Banc of California common stock for each share of Pacific Mercantile common stock they own.

Existing Banc of California stockholders will own approximately 81% of the outstanding shares of the combined company and Pacific Mercantile shareholders are expected to own approximately 19%.

The transaction is expected to close in the third quarter of 2021, subject to satisfaction of customary closing conditions, including regulatory approvals and shareholder approvals from Banc of California and Pacific Mercantile shareholders. Pacific Mercantile directors who own shares of Pacific Mercantile common stock and certain shareholders have entered into agreements with Banc of California pursuant to which they have committed to vote their shares of Pacific Mercantile common stock in favor of the transaction. Banc of California directors who own shares of Banc of California common stock and certain stockholders have entered into agreements with Pacific Mercantile pursuant to which they have committed to vote their shares of Banc of California common stock in favor of the transaction.

Piper Sandler & Co. acted as financial advisor to Banc of California in the transaction and delivered a fairness opinion to the Board of Directors of Banc of California. Sullivan & Cromwell LLP served as legal counsel to Banc of California. Keefe, Bruyette & Woods, Inc., a Stifel Company, acted as financial advisor to Pacific Mercantile and delivered a fairness opinion to the Board of Directors of Pacific Mercantile. Sheppard, Mullin, Richter & Hampton LLP served as legal counsel to Pacific Mercantile.

Conference Call, Webcast and Investor Presentation

The Company will host a conference call at 10:00 a.m. PT / 1:00 p.m. ET on Tuesday, March 23, 2021 to discuss the merger announcement. Analysts and investors may participate in the question-and-answer session. The conference call can be accessed by telephone at 888-317-6003 and referencing the event code 1332354. Additionally, a telephone replay will be made available through June 23, 2021 at 877-344-7529, access code 10153557. The conference call will be webcast live on the Investor Relations section of the Company’s website. An archived version of the webcast will be made available in the same location shortly after the live call has ended.

A presentation to be discussed on the conference call will be made available on the Presentations page of the Company’s investor relations website.

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) is a bank holding company with approximately $7.9 billion in assets and one wholly-owned banking subsidiary, Banc of California, N.A. (the “Bank”) as of December 31, 2020. The Bank has 36 offices including 29 full-service branches located throughout Southern California. Through our dedicated professionals, we provide customized and innovative banking and lending solutions to businesses, entrepreneurs and individuals throughout California. We help to improve the communities where we live and work, by supporting organizations that provide financial literacy and job training, small business support and affordable housing. With a commitment to service and to building enduring relationships, we provide a higher standard of banking.

About Pacific Mercantile Bancorp

Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. Pacific Mercantile Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients. The Bank is headquartered in Orange County and operates a total of seven offices in Southern California, located in Orange, Los Angeles, San Diego, and San Bernardino counties. The Bank offers tailored flexible solutions for its clients including an array of loan and deposit products, sophisticated cash management services, and comprehensive online banking services.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. and PMBC with the Securities and Exchange Commission (“SEC”). The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals, financial tests or other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Banc of California’s or Pacific Mercantile’s stock price before closing, including as a result of its financial performance prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which BANC and PMBC operate; (iv) the ability to promptly and effectively integrate the businesses of BANC and PMBC; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; (vi) diversion of management time on merger-related issues; (vii) lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; and (viii) other risks that are described in BANC’s and PMBC’s public filings with the SEC. You should not place undue reliance on forward-looking statements and Banc of California, Inc. and Pacific Mercantile Bancorp undertake no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Additional Information About the Merger and Where to Find It

Investors and security holders are urged to carefully review and consider each of BANC’s and PMBC’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by BANC with the SEC may be obtained free of charge at our website at www.bancofcal.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from BANC by requesting them in writing to Banc of California, Inc., 3 MacArthur Place, Santa Ana, CA 92707; Attention: Investor Relations, by submitting an email request to ir@bancofcal.com or by telephone at (855) 361-2262.

The documents filed by PMBC with the SEC may be obtained free of charge at PMBC’s website at www.pmbank.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from PMBC by requesting them in writing to Pacific Mercantile Bancorp, 949 South Coast Drive, Suite 300, Costa Mesa, CA 92626; Attention: Investor Relations, or by telephone at 714-438-2500. BANC intends to file a registration statement with the SEC which will include a joint proxy statement of BANC and PMBC and a prospectus of BANC, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of BANC and PMBC are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the shareholders of BANC and PMBC seeking any required shareholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from BANC or PMBC by writing to the addresses provided for each company set forth in the paragraphs above.

BANC, PMBC, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from BANC and PMBC shareholders in favor of the approval of the transaction. Information about the directors and executive officers of BANC and their ownership of BANC common stock is set forth in the proxy statement for BANC’s 2020 annual meeting of stockholders, as previously filed with the SEC. Information about the directors and executive officers of PMBC and their ownership of PMBC common stock is set forth in the proxy statement for PMBC’s 2020 annual meeting of shareholders, as previously filed with the SEC. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available.

Source: Banc of California, Inc.

Investor Relations Inquiries:

Banc of California, Inc.

(855) 361-2262

Jared Wolff, (949) 385-8700

Lynn Hopkins, (949) 265-6599

Media Inquiries:

Prosek Partners

Sarah Levine, (973) 219-8694

Slevine@prosek.com